                                        EXHIBIT 11.1

                       GENERAL SURGICAL INNOVATIONS, INC. AND SUBSIDIARY

                           COMPUTATION OF NET LOSS PER SHARE (1) (2)

                             (In thousands, expect per share data)


                                               Quarter Ended March 31,                        Nine Months Ended March 31,
                                         -----------------------------------             -----------------------------------
                                             1997                  1996                       1997                 1996
                                         ------------         --------------             --------------        -------------
Primary and Fully Diluted:
  Weighted average common shares........    13,211                3,356                      13,181                3,355
  Common and common equivalent shares
   pursuant to Staff Accounting
   Bulletin No. 63......................                          3,201                                            3,201
                                         ------------         --------------             --------------        -------------
Shares used in per share calculation....    13,211                6,557                      13,181                6,556
                                         ------------         --------------             --------------        -------------
                                         ------------         --------------             --------------        -------------
Net loss................................   $  (439)             $(3,372)                    $  (905)            $ (5,435)
                                         ------------         --------------             --------------        -------------
                                         ------------         --------------             --------------        -------------
Net loss per share......................   $ (0.03)             $ (0.51)                    $ (0.07)            $  (0.83)
                                         ------------         --------------             --------------        -------------
                                         ------------         --------------             --------------        -------------



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(1)  There is no difference between primary and fully diluted net loss per share for all periods presented.


(2) This schedule contains summary financial information extracted from the consolidated balance sheets and consolidated statements of operations found on pages 3 and 4 of the Company's form 10-Q for the year-to-date, and is qualified in its entirety by reference to such financial statements.